Exhibit 5.1



771418.1

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                                [BSAI LETTERHEAD]









                                                                     FILE NUMBER
                                                                        869400


                                October 28, 1998


MeriStar Hospitality Corporation
1010 Wisconsin Avenue, N.W.
Washington, D.C. 20007

         Re:      MeriStar Hospitality Corporation:
                  Registration Statement on Form S-3:
                  3,643,403 Shares of Common Stock
                  ----------------------------------

Ladies and Gentlemen:

         We have served as Maryland counsel to MeriStar Hospitality Corporation, a Maryland corporation (the "Company"), in connection with certain matters of Maryland law arising out of the registration of up to 3,643,403 shares (the "Shares") of Common Stock, $.01 par value per share (the "Common Stock"), by the Company, pursuant to the above-referenced Registration Statement and all amendments thereto (the "Registration Statement"), under the Securities Act of 1933, as amended (the "1933 Act"). Up to 3,643,403 of the Shares (the "OP Exchange Shares") may be issued by the Company to holders of units of limited partnership interest ("OP Units") in MeriStar Hospitality Operating Partnership, L.P., a Delaware limited partnership (the "Operating Partnership"), in exchange for OP Units. Capitalized terms used but not defined herein shall have the meanings given to them in the Registration Statement.

         In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the "Documents"):

         1. The charter of the Company (the "Charter"), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the "SDAT");


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         2.       The Bylaws of the Company, certified as of a recent date
by its Secretary;

         3. Resolutions adopted by the Board of Directors of the Company relating to the registration, sale and issuance of the Shares (the "Resolutions"), certified as of a recent date by the Secretary of the Company;

         4. The Registration Statement, in the form in which it was filed with the Securities and Exchange Commission (the "Commission") pursuant to the 1933 Act on October 28, 1998.

         5. A certificate as of a recent date of the SDAT as to the good standing of the Company;

         6. The form of certificate representing a share of the Common Stock, certified as of a recent date by the Secretary of the Company;

         7. A certificate executed by John Emery, Secretary of the Company, dated as of a recent date; and

         8. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth herein, subject to the assumptions, limitations and qualifications stated herein.

         In expressing the opinion set forth below, we have assumed, and so far as is known to us there are no facts inconsistent with, the following:

         1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so;

         2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so;

         3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms; and

         4. All Documents submitted to us as originals are authentic. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All statements and information contained in the Documents are true and complete. There are no modifications of or amendments to the Documents, and there has been no waiver of any of the provisions of the Documents, by action or omission of the parties or otherwise.

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         The phrase "known to us" is limited to the actual knowledge, without independent inquiry, of the lawyers at our firm who have performed legal services in connection with the issuance of this opinion.

         Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

         1. The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

         2. The OP Exchange Shares have been duly authorized and, upon issuance in accordance with the terms of the Resolutions, such shares will be (assuming that upon any such issuance the total number of Shares of Common Stock issued and outstanding will not exceed the total number of Shares of Common Stock that the Company is then authorized to issue under the Charter) validly issued, fully paid and non-assessable.

         The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to compliance with any securities laws.

         We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

         This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement and, except as provided above, it may not be relied upon by, quoted in any manner to, or delivered to any other person or entity (other than the Company) without, in each instance, our prior written consent.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

                                     Very truly yours,


                                     /s/ Ballard Spahr Andrews & Ingersoll, LLP


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                                                                     Exhibit 8.1

771418.1